National Technical Systems, Inc.	Executive Office 24007 Ventura Boulevard Calabasas, California 91302 Tel: (818) 591-0776

NEWS RELEASE for December 8, 2003 at 7:30 AM EST
Contact:	Allen & Caron Inc. Jill Bertotti jill@allencaron.com Len Hall (media) len@allencaron.com 949-474-4300	National Technical Systems Aaron Cohen Vice Chairman of the Board 818-591-0776

NATIONAL TECHNICAL SYSTEMS TO ACQUIRE PROVIDER OF LARGE SCALE SHOCK
AND VIBRATION TESTS FOR US NAVY

Part of NTS Strategy to Increase Revenues and Profits by
Expanding Scope of Its Engineering and Testing Resources

CALABASAS, CA (December 8, 2003) . . . National Technical Systems, Inc. (Nasdaq: NTSC) (NTS), a leading provider of quality and conformance testing and managed services for industries, including aerospace, defense, telecommunications and information technology, announced today that it has entered into an agreement in principle to acquire, for a combination of cash and NTS common stock, substantially all of the assets and business of privately-held DTI Holdings, LLC, doing business as "Dynamic Testing" (DTI), headquartered in Rustburg, VA. According to NTS Chairman and CEO Jack Lin, Ph.D., the acquisition of DTI is part of the Company's strategy to increase revenues and profits by offering new and existing customers an expanded and well-differentiated range of engineering services and testing resources.

DTI provides its customers a unique set of large-scale, high technology shock and vibration testing services that are used in performing underwater shock and vibration tests for mission-critical equipment employed in a variety of applications including propulsion and auxiliary equipment, navigation, communications and weapons guidance. Its customers include the U.S. Navy and other U.S. and foreign government agencies, as well as a number of prime contractors and commercial organizations. In addition to testing services, DTI also offers its customers a full line of shock isolators. In the past, DTI has supplied services to NTS as a vendor to fulfill the needs of a number of NTS customer contracts.

Dr. Lin said, "We have provided a significant level of engineering and testing services to the U.S. Army and Air force for more than 40 years, and while the U.S. Navy has also been an important NTS customer, with the acquisition of DTI, we will be positioned to significantly increase our business with the Navy and those companies supplying equipment used on ships throughout the world."

Completion of the acquisition, which is expected within the next 60 days, is subject to the satisfactory completion of due diligence, final approval by the board of each company, the execution of a definitive agreement and other customary closing conditions. Further details were not disclosed.

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NATIONAL TECHNICAL SYSTEMS TO ACQUIRE PROVIDER
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"We have had an excellent working relationship with DTI over the years and it makes good business sense to integrate this well respected organization with its unique skills and resources with NTS," commented NTS President and Chief Operating Officer William C. McGinnis.

"We believe DTI will be an excellent strategic and operational fit for our existing engineering services and testing business," McGinnis added. "When closed, we anticipate the acquisition will be accretive from the outset. In addition, it will provide opportunities for NTS to service the testing requirements of our base of Homeland Security customers. Access to the broad range of shock and dynamic testing technologies of NTS will also greatly enhance the DTI service offerings to its current customers."

About National Technical Systems, Inc.

National Technical Systems, Inc. is a business-to-business services company providing organizations in the aerospace, defense, information technology (IT) and high technology markets integrated testing, certification, quality registration, systems evaluation and engineering solutions. For additional information about National Technical Systems, visit its web site at www.ntscorp.com.

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies' services and products and other risks identified in the companies' SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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